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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 20, 1997


                             STREAMLOGIC CORPORATION
             (Exact name of registrant as specified in its charter)




              DELAWARE                                          95-3093858
   (State or other jurisdiction of                           (I.R.S. employer
    incorporation or organization)                        identification number)


                         COMMISSION FILE NUMBER: 0-12046


                             7015 GATEWAY BOULEVARD
                            NEWARK, CALIFORNIA 94560
              (Address of principal executive offices and zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (510) 608-4000

                                1555 ADAMS DRIVE
                          MENLO PARK, CALIFORNIA 94025
          (Former name or former address, if changed since last report)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On June 26, 1997, StreamLogic Corporation (the "Company") filed a voluntary petition in the United States Bankruptcy Court for the Northern District of California, San Francisco Division, seeking protection under Chapter 11 of the United States Bankruptcy Code. The Company will continue to operate as a debtor-in-possession, with its existing directors and officers, subject to the supervision and orders of the bankruptcy court. As of the date of this report, no plan of reorganization has been filed by the Company and no trustee has been appointed. The Company has submitted a request to the Securities and Exchange Commission to modify its reporting obligations under the Securities Exchange Act of 1934, as amended, which request currently is pending.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                                    Exhibits

99.1 Monthly Operating Report for the Period June 26, 1997 through June 30, 1997 and for the Month of July 1997, as filed with the United States Bankruptcy Court for the Northern District of California, San Francisco Division.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STREAMLOGIC CORPORATION
                                        (Registrant)



Date:  August 22, 1997                  By  /s/ MICHAEL O. PRELETZ
                                           -----------------------
                                           Michael O. Preletz
                                           Chief Executive Officer


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                                  Exhibit Index


99.1 Monthly Operating Report for the Period June 26, 1997 through June 30, 1997 and for the Month of July 1997, as filed with the United States Bankruptcy Court for the Northern District of California, San Francisco Division.



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